UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2005 (April 27, 2005)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the 8-K filed by Intergraph Corporation (the "Company") on April 28, 2005 clarifies the expected completion date for the Company's previously announced organizational realignment.

Item 2.05.          Costs Associated with Exit or Disposal Activities

On April 27, 2005, Intergraph Corporation committed to a plan realigning its organizational structure and streamlining its global operations from four to two divisions -- Process, Power & Marine (PP&M) and the newly formed Security, Government & Infrastructure (SG&I). In addition, the Company will be consolidating certain functions globally and across divisions, such as Human Resources, Marketing, Information Technology, and Finance & Accounting.  The realignment arises out of the Company's strategic plan, and its efforts to improve its operating performance and to reduce costs.

SG&I will consist of core operations that previously existed in Intergraph Mapping and Geospatial Solutions, Intergraph Solutions Group and Intergraph Public Safety.  The organizational realignment is intended to (1) improve the customer focus and responsiveness of the Company; (2) facilitate revenue growth by better leveraging the Company's full range of technology and services; (3) enhance the Company's development capabilities and ability to deliver innovative solutions to its target markets; and (4) reduce the overall cost structure of the Company.

Intergraph expects the organizational realignment to be completed by the end of the second quarter of 2006.  The Company plans to report restructuring charges over this time period for severance primarily due to eliminating redundant positions as part of the consolidation of divisions and functions.  The Company estimates that total restructuring charges will be in the range of $4.5 - $6.0 million.  The Company estimates the full restructuring charge will require the outlay of cash.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    INTERGRAPH CORPORATION

                                                                                    By:              /s/ Larry J. Laster
                                                                                    Name:  Larry J. Laster
                                                                                    Title:    Executive Vice President
                                                                                               and Chief Financial Officer

Date:    May 2, 2005